Exhibit 10.21

AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

STANDARD SUBLEASE

MULTI-TENANT

1. Basic Provisions (“Basic Provisions”).

1.1 Parties: This Sublease (“Sublease”), dated for reference purposes only August 28, 2003, is made between SB Products, Inc., a Delaware Corporation (“Sublessor”) Keystone Automotive Operations, Inc., a Pennsylvania Corporation (“Sublessee”); (collectively the “Parties”, or individually a “[XXXXX]”

1.2(a) Premises: That certain portion of the Project (as defined below), known as 395 Smitty Way, Corona, California consisting of approximately 73,320 square feet (“Premises”). The Premises are located at: 395 Smitty Way, in the City of Corona County of Riverside, State of California with zip code 92879. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the [XXXXX] walls, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are [XXXXX] collectively referred to as the “Project.”

1.2(b) Parking: 52 unreserved and non reserved vehicle parking spaces.

1.3 Term:              years and              months commencing October 1, 2003** (“Commencement Date”) and ending September 30, 2007 (“Expiration Date”).

1.4 Early Possession: Upon execution of lease (“Early Possession Day”)

1.5 Base Rent: $: 28,594.80 per month (“Base Rent”), payable on the First day of each month commencing upon first month of occupancy by Subleasee or a portion thereof.

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Operating Expenses: Thirty-five.four percent (35.4%) (“Lessee’s Share”).

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $28,594.80 for the period October 2003

(b) Security Deposit: $ See Addendum (“Security Deposit”).

(c) Other: $ None for

(d) Total Due Upon Execution of this Lease: $28,594.80

1.8 Agreed Use: Warehousing and Distribution of automotive parts.

1.9 Real Estate Brokers:

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☒	Lee and Associates - Riverside, Inc. represents Sublessor exclusively (“ Lessor’s Broker”)

☐	represents sublessee exclusively (“Lessee’s Broker”)

☐	represents both Sublessor and Sublessee (“Dual Agency”)

(b) Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of per listing agreement or         % of the total Base Rent for the brokerage services rendered by Brokers).

1.10 Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by N/A (“Guarantor”).

1.11 Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☒	an Addendum consisting of Paragraphs 14 through 41 : Exhibit A

☐	a plot plan depicting the premises and/or Project;

☐	a current act of the Rules and Regulations;

☐	a Work Letter;

☒	a copy of the Master Lease;

☐ other (specify):

**or upon subleasee’s receipt of its Certificate of Occupancy, but in no case, no later than December 1, 2003                      Initials                          Initials

2. Premises.

2.1 Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the [XXXXX]

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at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2 Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor’s sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee’s sole cost and expense

2.3 Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.

2.4 Acknowledgements. Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee’s intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Americans with Disabilities Act. In the event that as a result of Sublessee’s use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at:

☐  Sublessor’s expense     ☒  Sublessee’s expense.

2.6 Vehicle Parking. Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces

specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called “Permitted Size Vehicles.” Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

(a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

(b) Sublessee shall not service or store any vehicles in the Common Areas.

(c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.7 Common Areas - Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas - Sublessee’s Rights. Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.9 Common Areas - Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas - Changes. Sublessor shall have the right, in Sublessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To add additional buildings and improvements to the Common Areas;

(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Possession.

3.1 Early Possession. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 7.3 of this

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3.4 Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform any of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor’s election withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. Rent and Other Charges.

4.1 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address state herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 Common Area Operating Expenses. Sublessee shall pay to during the term hereof, in addition to the Base Rent, Sublessee Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, accordance with the following provisions:

(a) “Common Area Operating Expenses” are defined, for purposes of this Sublease, as all costs incurred by Sublessor relating to the operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) Trash disposal, pest control services, property management, security services, and the costs of an environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas.

(v) Real Property Taxes.

(vi) Insurance premiums.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

(c) Sublessee’s Share of Common Area Operating Expenses shall be payable by Sublessee within 10 days after a reasonably detailed statement of actual expenses is presented to Sublessee. At Sublessor’s option, however, an amount may be estimated by Sublessor from time to time of Sublessee’s Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Sublessor shall designate, during each 12 month period of the Sublease term, on the same day as the Base Rent is due hereunder. Sublessor shall deliver to Sublessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Sublessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee’s Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee’s Share of Common Area Operating Expenses next becoming due. If Sublessee’s payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee’s Share as indicated on such statement Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.

4.3 Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal end other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor’s sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee’s Base Rent by an amount equal to such increased costs.

5. Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6. Agreed Use. The Premises shall be used and occupied only for See Exhibit A and for no other purpose.

7. Master Lease.

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, wherein Cusumano/Smitty Way, LLC is the lessor, hereinafter the “Master Lessor”.

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Leese.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:  N/A

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys’ fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. Assignment of Sublease and Default.

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the

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8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. Consent of Master Lessor.

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. Additional Brokers Commissions.

10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

10.4 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

12. Attorney’s fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13. No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including

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court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:		Executed at:
on:		on:

By SUBLESSOR:		By SUBLESSEE:

SB Products, Inc., a Delaware corporation		Keystone Automotive Operations, Inc.,
a Pennsylvania Corporation

By:	/s/ Stephen Treichel	By:	/s/ Patrick Judge
Name Printed:	Stephen Treichel	Name Printed:	Patrick Judge
Title:	Vice President	Title:	Executive Vice President

By:		By:
Name Printed:		Name Printed:
Title:		Title:
Address:	3700 Crestwood Parkway NW,	Address:	44 Tunkhannock Avenue
	Suite 1000		Exeter PA 18643
Dülüth GÁ 30096
Telephone/Facsimile:	(770) 688-2037	Telephone/Facsimile:	(570) 603-2335
Facsimile No.	(770) 688-2055	Facsimile No.	(570) 603-2072

BROKER:		BROKER:

Lee and Associates - Riverside, Inc.
Attn:	Lawrence C. Null, SIOR	Attn:
Title:	Senior Vice President	Title:
Address:	3240 Mission Inn Avenue	Address:
Riverside CA 92507
Telephone/Facsimile:	(909) 276-3600	Telephone/Facsimile:
Facsimile No.	(909) 276-3650	Federal ID No.

Master Lessor hereby consents to this Sublease; provided, however that (i) neither this Sublease nor this Consent shall in any manner whatsoever affect the rights or obligations of Master Lessor and Sublessor as between each other under the Master Lease, including without limitation that this Sublease shall not amend or modify the Master Lease, alter the obligations and/or rights and remedies of the parties under the Master Lease, or relieve Sublessor from its obligations, liability, and responsibility for any liability, cost, expense or obligation of the “Tenant” under the Master Lease, all of which Sublessor shall remain liable for notwithstanding this Consent, (ii) Master Lessor may modify or amend the Master Lease without any requirement that Sublessee receive notice or consent to same, (iii) by executing this Consent, such shall not constitute an agreement as between Master Lessor and Sublessee directly and there shall be no privity of contract deemed to exist as between these parties, (iv) this Consent shall not operate as a representation or warranty by Master Lessor as to any terms and conditions contained in the Sublease, and Master Lessor shall not be bound by the terms and conditions of the Sublease, (v) this Consent shall not constitute consent to any subsequent subletting or assignment or relieve Sublessor or any person claiming by, through or under them of the obligation to obtain the consent from Master Lessor pursuant to the Master Lease for any future assignment or sublease, and (vi) neither this Sublease nor this Consent shall in any manner whatsoever diminish or abrogate any obligations of any guarantors of the Sublessor’s payment and performance obligations under the Master Lease, and any and all such Guaranty of Lease shall remain in full force and effect.

Executed at:		Executed At:
on:		on:

By MASTER LESSOR:		By GUARANTOR(S):
Lund International, Inc.

	Cusumano/Smitty Way, LLC	By:	ILLEGIBLE
By:	C & P Properties #3, LLC	Name Printed:	ILLEGIBLE
		Address:	ILLEGIBLE

By:	/s/ Michael Cusumano		ILLEGIBLE
Name Printed:	Michael Cusumano

Title:	Vice President	By:	/s/ Tom G. Smith
It’s:	Manager	Name Printed:	Tom G. Smith
Address:

By:	/s/ Tom G.Smith	By:	/s/ Debbie Smith
Name Printed:	Tom G. Smith	Name Printed:	Debbie Smith
Title:	It’s: Manager	Address:
Address:

Telephone/Facsimile:
Federal ID No.

By:	/s/ Debbie Smith
Debbie Smith
It’s:	Manager

NOTE: These forms are often modified to meet changing requirements of law and needs of the Industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

/s/ ILLEGIBLE
Initials	Page 6 of 6	Initials

Exhibit A

FIRST ADDENDUM

TO SUBLEASE DATED AUGUST 28, 2003 BETWEEN

SB PRODUCTS, INC., AS SUBLESSOR, AND

KEYSTONE AUTOMOTIVE OPERATIONS, INC., AS SUBLESSEE, FOR

THE PREMISES AT 395 SMITTY WAY, CORONA, CALIFORNIA

The following paragraphs are added to the above captioned Sublease as modifications and additions thereto:

14.	Closing of Demising Wall. Before the Commencement Date of this Sublease Sublessor, at its own expense, shall complete construction of a demising wall in the Premises, closing off any openings between the Premises and other parts of the Building.

15.	Truck Dock Doors and Openings. Before the Commencement Date of this Sublease, Sublessor shall, at its own expense, construct not less than seven (7) truck dock doors and openings in the front of the Premises for the Sublessee’s use. Including the seven (7) new truck dock doors, the two (2) existing truck dock doors and the two (2) existing ramp doors in the Premises, Sublessee shall have a total of eleven (11) doors to utilize for loading and unloading product into the Premises.

16.	Removal of Lunchroom. Before the Commencement Date of this Sublease, Sublessor, at its own expense, shall remove the lunchroom, the lunchroom walls and clear all lunchroom debris from the Premises.

17.	Removal of Conveyor. Before the Commencement Date of this Sublease, Sublessor, at its own expense, shall remove the conveyor equipment, including but not limited to the electrical subpanel, from the Premises.

18.	Americans with Disabilities Act. The provisions of paragraph 2.5 of this Sublease are amended as follows:

a.	Insert the word “specific” in line one following the word “Sublessee’s”

b.	Check the box “Sublessee’s expense.

19.	Common Area Operating Expenses. The following changes are made to paragraph 4.2(a) of this Sublease:

a.	The words “elevators, roofs, and roof drainage systems” are deleted in line three of subparagraph (i)(aa)

b.	Subparagraphs (iv), (v), (vi), and (vii) are deleted in their entirety.

c.	The following is added at the end of Section 4.2(a) – Common Area Operating Expenses shall not include the cost of any Capital Expenditure, unless such Capital Expenditure is the result of the specific and unique use of the Premises by Sublessee under the Master Lease Paragraph 2.3.

20.	Agreed Use. The following description of the agreed use is inserted in the blank in paragraph 6 of this Sublease: “Warehousing and distribution of automotive parts, and related office uses”.

21.	Sublease. Paragraph 7. Master Lease of this Sublease is amended as follows:

a.	Subpart 7.1: The following description is inserted in the blank “Cusumano/Smitty Way LLC”

b.	Subpart 7.4 and 7.5. The obligations of Sublessor that are not assumed by Sublessee (Sublessor’s Remaining Obligations”) shall include:

(i)	All obligations of Sublessor to Master Lessor relating to portions of the Building of which the Premises are a part not subleased to Sublessee;

(ii)	All provisions of paragraph 7.1 of the Master Lease relating to Sublessor’s obligations to maintenance and repairs. Sublessee’s obligations shall be limited to those set forth in paragraph 22 below.

(iii)	All provisions of paragraphs 8.1 and 8.3 of the Master Lease relating to Sublessor’s obligation to pay for insurance carried by Master Lessor. Sublessee’s obligations for payment of insurance carried by Master Lessor shall be limited to its prorata share in the amount of increases in the cost of such insurance above the costs of such insurance as of the date of this Sublease. Insurance costs as of the date of this Sublease (base year amount) has been represented by Sublessor to be $14,000 annually.

(iv)	All provisions of paragraph 10 of the Master Lease relating to Sublessor’s obligation to pay real property taxes assessed against the property of which the Premises is a part. Sublessee’s obligations for payment of real property taxes shall be limited to its prorata share in the amount of increases in the amount of such real property taxes above the amount thereof for the tax year 2003-2004. Real property taxes for 2003-2004 (base year amount) has been represented by Sublessor to be $84,642 annually.

22.	Sublessee’s Obligations for Maintenance and Repair During the Sublease Term and upon Sublessee’s vacating the Premises.

a.	Subject to the provisions of the Master Lease Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Sublessee shall, at its sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Sublessee, and whether or not the need for such repairs occurs as a result of Sublessee’s use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the

Premises, fixtures, interior walls (but not the structural portion of such walls), the interior surfaces of exterior walls (but not the structural portion of such walls), ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Master Lessor pursuant to paragraph 7.2 of the Master Lease. Sublessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Sublessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good, order, condition and state of repair. Notwithstanding the foregoing, Sublessee shall not be responsible for the replacement of HVAC systems or units that cannot be repaired at reasonable cost.

b.	Sublessee shall, at Sublessee’s sole cost and expense, procure and maintain a contract, with copies to Sublessor, in customary form and substance and with a contractor specializing and experienced in the inspection, maintenance and service of heating, air conditioning and ventilation systems, for the Premises. However, Sublessor reserves the right, upon reasonable notice to Sublessee, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Sublessor so elects, Sublessee shall reimburse Sublessor, upon demand, for the cost thereof.

c.	If Sublessee fails to perform Sublessee’s obligations under the Sublease and the Master Lease, Sublessor may enter upon the Premises after ten (10) days prior written notice to Sublessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Sublessee’s behalf, and put the Premises in good order, condition and repair in accordance with paragraph 13.2 of the Master Lease.

d.	Immediately prior to the end of this Sublease, or immediately prior to the time that Sublessee vacates the Premises, together at a mutually convenient time Sublessor and Sublessee shall examine and walk through the Premises to determine whether Sublessee shall be required to return the Premises to the condition the Premises were in at the commencement of this Sublease, normal wear and tear excepted. Sublessor has agreed to this mandatory “walk-through” procedure in lieu of Sublessee being required to provide any security deposit. Sublessee, in good faith and using materials of comparable quality to those used in the Building, and at Sublessee’s sole expense, shall make all reasonable and necessary repairs and maintenance to the Premises prior to Sublessee’s vacation thereof to return the Premises to the condition the Premises were in at the commencement of this Sublease, normal wear and tear excepted. Notwithstanding the foregoing, Sublessor and Master Lessor agree that Sublessee shall not be obligated to remove any of the improvements described in Sections 14 through 18 and Section 29 of this Addendum to Sublease and any improvements made to upgrade the Premises sprinkler system.

23.	Deleted Paragraphs. Paragraphs 9.3(e) and 10 of this Sublease are deleted in their entirety.

24.	Non-Disturbance Agreement. If required as a condition precedent to the commencement of this Sublease, the Non-Disturbance Agreement attached hereto as Exhibit A shall be fully executed and delivered to Sublessee.

25.	Lessor’s and Sublessor’s Consent and Collateral Access Agreement. If required, Lessor and Sublessor agree to execute and deliver to Sublessee, the Consent and Collateral Access Agreement substantially in the form attached hereto as Exhibit B.

26.	Condition of the Premises. Except as set forth in paragraph 2.2 of this Sublease and in paragraphs 14-40 of this First Addendum, Sublessee agrees that it is taking the Premises “AS IS”.

27.	Rental Adjustment. The Base Rent payable by Sublessee shall be Twenty Eight Thousand Five Hundred Ninety Four and 80/100 ($28,594.80) per month and remain the same from month one (1) through and including month twenty-four (24) of this Sublease term. The Base Rent payable by Sublessee shall be increased to Twenty-Nine Thousand Four Hundred Fifty Two and 65/100 ($29,452.65) per month and remain the same starting on month twenty-five (25) through and including month forty-eight (48) of this Sublease term. This Base Rent and the adjustment shall apply to Sublessee’s Option, as defined in paragraph 28 below.

28.	Option to Rent Additional Space. (a) Additional Space: Sublessor agrees that Sublessee shall have an option to lease up to an additional Thirty Thousand (30,000) square feet in the Building (“Sublessee’s Option”). If Sublessor has a potential tenant for the Building who will sublease the remaining space in the Building, Sublessor shall provide written notice to Sublessee at 395 Smitty Way, Corona, California that Sublessor is negotiating to sublease the remainder of the Building (“Notice of Sublease”). Sublessee shall have seven (7) business days from the receipt of the Notice of Sublease from Sublessor or its agent to exercise Sublessee’s Option and to notify the Sublessor in writing that Sublessee is going to exercise Sublessee’s Option, including stating the number of square feet, up to Thirty Thousand (30,000) that Sublessee will be subleasing under Sublessee’s Option. Sublessee shall fully execute a SECOND ADDENDUM TO SUBLEASE DATED , 200 BETWEEN SB PRODUCTS, INC., AS SUBLESSOR, AND KEYSTONE AUTOMOTIVE OPERATIONS, INC., AS SUBLESSEE, FOR THE PREMISES AT 395 SMITTY WAY, CORONA, CALIFORNIA (“Second Addendum”) before the close of business at 5:00 p.m. Pacific time on the Seventh (7th) business day after Sublessee receives the Notice of Sublease from Sublessor or its agent. Further, Sublessee’s Option shall be conditioned upon the terms and conditions of this Sublease and this FIRST ADDENDUM specifically applying to the Sublessee’s Option with no further negotiations as to this Sublease, the First Addendum or Second Addendum’s terms and conditions, except as to the number of square feet Sublessee shall be subleasing. However, in no way shall Sublessee’s Option prevent Sublessor from subleasing the remaining space in the Building, which is approximately One Hundred and Eight Thousand and Eighty Square Feet (108,080 Sq.’) if and when such tenant is negotiating with Sublessor for said One Hundred and Eight Thousand and Eighty Square Feet and Sublessee does not timely exercise Sublessee’s

Option. On the other hand, after Sublessee has in fact fully executed the written Second Addendum subleasing up to Thirty Thousand (30,000) additional square feet in the Building, above and beyond the square footage subleased under this Sublease and First Addendum, Sublessor shall only have the right to sublease the remainder of the square footage in the Building. Sublessee shall only have the right to exercise Sublessee’s Option one (1) time, even if Sublessee, when exercising Sublessee’s Option, does not sublease all of the Thirty Thousand (30,000) square feet. Sublessee shall not have a second Sublessee’s Option. (b) Separate Electrical Meter: Sublessee understands that the Premises are not currently separately metered for electricity. At Sublessee’s option, Sublessee shall have the right to install separate electrical meter(s) for Sublessee’s Premises at Sublessee’s expense, with Sublessor paying no more than Ten Thousand Dollars ($10,000.00) towards Sublessee’s cost for the installation of separate electrical meter(s) in the Premises. Until such time, Sublessor shall provide the calculations made by Sublessor to determine Sublessee’s electrical usage, as billed by Sublessor to Sublessee, related to the Premises.

29.	In compliance with the terms of the Master Lease and at Sublessee’s sole expense, Sublessee shall have the right to add approximately Fifteen Hundred (1500) square feet of office space, install two additional toilets, a trash compactor at one of the Truck Doors and other modifications to the Premises as Sublessee deems necessary.

30.	Subject to all federal, state and local laws, ordinances or regulations, existing now and in the future, Sublessee shall be allowed to park up to twenty-two (22) over-the-road trailers and other delivery vehicles on the Premises for use in its business, as long as Sublessee’s over-the-road trailers and other delivery vehicles do not substantially interfere with other sublessee’s occupancy, use and quiet enjoyment of the space leased by them in the Building. Sublessor agrees to cooperate with Sublessee to obtain any parking variances that may be required for Sublessee’s use of the Premises including execution of any necessary variance applications and attending any required zoning hearings.

31.	Except as provided on Exhibit C and Exhibit D, which are attached hereto and made a part hereof, to the best of Sublessor’s knowledge as of January 29, 1999 and continuing to the Start Date, the Premises and the Building have been operated in material compliance with all environmental laws and regulations. Sublessor has agreed to obtain an updated Phase I environmental report for the Building and Project (“Updated Phase I”). In the event the Phase I reveals that any portion of the Building or Project (including the Premises) contains Hazardous Substances (“Updated Phase I Hazardous Substances”), Sublessor, at its sole expense, shall investigate, remove, remediate, restore and/or abate such Hazardous Substances as may be required by Applicable Requirements.

32.	Section 3.3 of Master Lease - Delay in Possession. The third sentence of Section 3.3 of the Master Lease is hereby deleted and not incorporated into the Sublease.

33.	Start Date - All references to “Start Date” in the Master Lease shall refer to the “Start Date” as defined in the Sublease.

34.	Section 6.2 (d) of Master Lease –The words “and any other premises within the Building and Project” are hereby added to the end of the first sentence within the end of the parenthesis of Section 6.2(d).

35.	Non disturbance. Section 8.2 of the Sublease – The following is added to the end of Section 8.2: Master Lessor agrees so long as (i) Sublessee is not in default in its performance of its obligations under this Sublease, which default has continued beyond any applicable cure periods or at law, and (ii) Sublessee attorns to Master Lessor, the Sublease shall not be terminated in connection with, or by reason of, Sublessor’s default under the Master Lease, nor shall Sublessee’s use or possession of the Premises be interfered with, and the rights of Sublessee under the Sublease shall remain in full force and effect.

36.	Common Areas. Section 2.7 of the Sublease: the following is added after the last sentence in Section 2.7 “The Common Areas are as designated on the plan attached to this Sublease as Exhibit E.”

37.	Acknowledgements. Section 2.4 of the Sublease: the words “as to the results of such investigations” are added after the words “and assumes all responsibility therefore.”

38.	Common Area Operating Expenses. Section 4.2(a) of the Sublease is revised as follows – the words “but not limited to” are hereby replaced with the words “and limited to”; the words for Section 4.2(a)(viii) shall be added to the Sublease, which shall provide “(viii) any and all such similar reasonable Operating Expenses otherwise not listed above”. The following is added to the end of Section 4.2(c) of the Sublease – Notwithstanding the foregoing provisions, if at any time Sublessee disputes Sublessor’s determination of Sublessee’s Share of Common Area Operating Expenses (including Sublessor’s determination that a cost constitutes Common Area Operating Expenses), Sublessee shall have the right to examine and audit Sublessor’s books and records with respect to such expenses within twenty (20) days following the furnishing by the Sublessor to the Sublessee of any statement of Common Area Operating Expenses. If Sublessee’s audit reveals that Operating Expenses were overstated, then Sublessor shall reimburse Sublessee for any overpayment and pay for its reasonable audit costs.

39.	Utilities. Section 4.3 of the Sublease – Section 4.3 shall be modified to include that Sublessor may increase Sublessee’s utility costs within Sublessor’s reasonable discretion and if Sublessor shall do so, Sublessee has the right to have copies of the invoices or bills for the Utility costs that have increased as a result of Sublessee’s operations.

40.	Improvements.- Master Lessor acknowledges that it has reviewed and does hereby approve the plans for Sublessor’s and Sublessee’s improvements to the Premises as attached to this Sublease as Exhibit E.

41.	Merger Transaction - Sublessee represents to Master Lessor and Sublessor that Sublessee intends to sell all of its outstanding common stock to Keystone Automotive Holdings, Inc., a Delaware corporation (“Acquirer”) organized at the direction of Bain Capital Partners, LLC (the “Transaction”). The Transaction contemplates Acquirer purchasing all of the outstanding common stock of Lessee by merging an indirect wholly owned subsidiary of Acquirer with and into Lessee, with Lessee being the surviving entity. When the Transaction is complete Lessee will be conducting its business substantially as it had before the Transaction. Pursuant to Section 12 of the Master Lease, Master Lessor and Sublessor hereby consent to the assignment of this Sublease in connection with the Transaction.

Except as modified and amended by the terms of this First Addendum, all the terms and conditions of this Sublease and the Master Lease remain in full force and effect. In the event of any conflict between the terms of this Sublease and the Master Lease, the Sublease shall govern, control and prevail.

SUBLESSOR
SB Products, Inc.

By:	/s/ Dennis W. Vollmershausen
Signature

Dennis W. Vollmershausen
Printed Name

Its:	President /CEO

Dated:	10-15-03

SUBLESSEE
Keystone Automotive Operations, Inc.

By:	/s/ Patrick Judge
Signature

Patrick Judge
Printed Name

Its:	Executive Vice President

Dated:	10/17/03

Consent to the terms of this Sublease is hereby given.

MASTER LESSOR
Cusumano/Smitty Way LLC

By:	/s/ Michael Cusumano
Signature

Michael Cusumano
Printed Name

Its:	Vice President

Dated:	10-29-03

GUARANTORS

Lund International Holdings, Inc.

By:	/s/ Dennis W. Vollmershausen
Signature

Dennis W. Vollmershausen
Printed Name

Its:	President /CEO

Dated:	10-15-03

Tom G. Smith

/s/ Tom G. Smith

Debbie Smith

/s/ Debbie Smith